Exhibit 99.2

OCA Acquisition Corp. Announces Closing of $149.5 Million Initial Public Offering Wednesday, January 20, 2021

New York, NY, Jan. 20, 2021 (GLOBE NEWSWIRE) -- OCA Acquisition Corp. (the "Company" or "OCA"), a special purpose acquisition company, today announced the closing of its initial public offering of 14,950,000 units at a price of $10.00 per unit, including 1,950,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option. The units began trading on The Nasdaq Capital Market ("Nasdaq") on Friday, January 15, 2021 under the ticker symbol "OCAXU".

Each unit issued in the offering consists of one share of the Company's Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units commence separate trading, the shares of Class A common stock and redeemable warrants are expected to be respectively listed on Nasdaq under the symbols "OCAX" and "OCAXW". No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Stifel and Nomura acted as joint book-running managers for the offering.

A registration statement relating to these securities was declared effective by the SEC on January 14, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $151,742,500 (or $10.15 per unit sold in the public offering) was placed in the Company’s trust account. An audited balance sheet of the Company as of January 20, 2021 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies may be obtained, when available, from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate Department, One South Street, 15th Floor, Baltimore, Maryland 21202, email: syndprospectus@stifel.com, or by telephone: (855) 300-7136 and Nomura Securities International, Inc., Attention: Equity Syndicate Department, Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316, or by telephone at 212-667-9000, or by email at equitysyndicateamericas@nomura.com.

About OCA Acquisition Corp.

OCA Acquisition Corp. is a newly formed special purpose acquisition company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any industry or geographic region, it intends to focus on a U.S. business in the technology-enabled business services (including healthcare and education) or financial services sectors.  OCA’s sponsor is Olympus Capital Asia V, L.P., the fifth pan-Asia private equity fund advised by Olympus Capital Asia, one of the longest standing middle market private equity firms in Asia with a 20+ year history of investing in the region.  OCA intends to acquire a business which will benefit from Olympus Capital's extensive industry network and experience helping companies expand in Asia.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the initial public offering and search for a business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the "Risk Factors" section of the Company's registration statement and prospectus filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

OCA Media Contact:
Corliss Ruggles, Communications Adviser
corliss.ruggles@gmail.com

OCA Investor Relations Contact:
Humberto Galleno, Corporate & Business Development
hgalleno@olympuscap.com

SOURCE: OCA Acquisition Corp.